AUDITORS' REPORT


To  the  Directors  of
DIGITAL  ROOSTER.COM  INC.


We have audited the consolidated balance sheet of DIGITAL ROOSTER.COM INC. as at March 31, 2000 and August 31, 1999 and the consolidated statements of operations, deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2000 and August 31, 1999 and the results of its operations and its cash flows for the periods then ended in accordance with generally accepted accounting principles.

The consolidated balance sheet as at March 31, 2000 and the consolidated statement of operations, deficit and cash flows for the seven months then ended are presented to give effect to the change in accounting policy for revenue recognition and a correction of an error subsequently discovered that existed at the date of the previously issued auditors' report. We have audited the adjustments to the March 31, 2000 consolidated financial statements and in our opinion, such adjustments, in all material respects, are appropriate and have been properly applied.


                                           "Silver Gold Glatt & Grosman, llp"


Toronto, Ontario
June  1, 2000 except to Note 2                        Chartered  Accountants
which is as of November 6, 2001

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We have issued our audit report to the Directors of Digital Rooster.com Inc. as at March 31, 2000 and August 31, 1999 and for the periods then ended in respect of the financial statements being included on the filing on Amendments No. 2 to Form 20-F. Our report was dated June 1, 2000, except to Note 2 to the financial statements which is as of November 6, 2001.

We consent to the inclusion of the aforementioned report on the filing of Amendment No.2 to Form 20-F dated November 6, 2001.





SILVER  GOLD  GLATT  &  GROSMAN  LLP


"Randy  L. Gold"


Randy  L. Gold, Partner
Toronto, Ontario
November 6, 2001